UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 26, 2010

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2010, Merit Medical Systems, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  A total of 28,180,527 shares of the Company’s common stock were entitled to vote as of April 6, 2010, the record date for the Annual Meeting, of which 25,077,685 shares were represented in person or by proxy at the Annual Meeting.

The shareholders of the Company voted on the following matters at the Annual Meeting: (i) the election of three directors of the Company, to serve until the Annual Meeting of the Company’s shareholders in 2013 and until their respective successors have been duly elected and qualified, and (ii) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Proposal 1

Each of the three nominees listed below was elected to serve as a director of the Company with a three-year term expiring in 2013.

The votes cast for or withheld for each nominee, excluding 2,555,161 broker non-votes, were as follows:

Nominee	For	Withheld
Rex C. Bean	20,790,315	1,732,209
Richard W. Edelman	21,662,200	860,324
Michael E. Stillabower, M.D.	21,608,291	914,233

Proposal 2

The Company’s shareholders ratified the appointment of Deloitte and Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The voting results with respect to the proposal to ratify the appointment of the Company’s independent registered public accountant were as follows:

	For	Opposed	Abstained
Ratification of appointment of Deloitte & Touche LLP	24,295,291	723,030	59,364

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: June 2, 2010	By:	/s/ Rashelle Perry
Rashelle Perry
Chief Legal Officer